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EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-37914, of Genius Products, Inc. and Subsidiary of our report dated March 19, 2004, with respect to the financial statements included in the Annual Report on Form 10-KSB of Genius Products, Inc. and Subsidiary for the year ended December 31, 2004.

                                    /s/ Cacciamatta Accountancy Corporation

                                    CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
May 2, 2005